EXHIBIT 10.3

TAX ALLOCATION AGREEMENT

This Tax Allocation Agreement, dated June 1, 2006, between AmTrust Financial Services, Inc. (“AmTrust”), a Delaware corporation, and Wesco Insurance Company (“Wesco”), a Delaware corporation.

WITNESSETH

WHEREAS, AmTrust and Wesco are affiliates;

WHEREAS, AmTrust and Wesco are part of a consolidated tax filing group (the “Group”) in accordance with the relevant Internal Revenue Service regulations; and

WHEREAS, AmTrust is the agent of Wesco for the purpose of filing the consolidated tax return on behalf of the Group; and

WHEREAS, AmTrust and Wesco wish to set forth their obligations to each other as members of the Group in accordance with Delaware’s insurance laws and regulations.

NOW, THEREFORE, AmTrust and Wescp agree as follows:

A.    Determination of Tax Liability

Wesco’s liability for federal income tax payments or entitlement to federal income tax refunds shall be based on the amount of its tax liability or entitlement to a refund calculated on a separate return basis.

B.    Tax Payments

Wesco shall remit to AmTrust any amounts determined to be due in accordance with Section A of this Agreement at such time that the Group is legally obligated to make estimated or final tax payments.

C.    Tax Refunds

Upon receipt, AmTrust shall remit to Wesco that part of any tax refund received by the Group that results from tax savings to the Group generated by foreign credits, investment credits, losses or any loss carry overs available to Wesco.

D.    Scope

This Agreement shall apply only to the parties’ federal tax liability.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date set forth above.

AMTRUST FINANCIAL SERVICES, INC.

By:_________________________________
Barry D. Zyskind, President

WESCO INSURANCE COMPANY

By:_________________________________
Barry D. Zyskind, President